Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2022 , relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in Middlesex Water Company’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Philadelphia, Pennsylvania

August 3, 2022